Exhibit 1.1

[  ● ] Shares

Fulgent Genetics, Inc.

Common Stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

[ ● ], 2016

CREDIT SUISSE SECURITIES (USA) LLC,

PIPER JAFFRAY & CO.

  As Representatives of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

c/o	Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402

Dear Sirs:

1. Introductory. Fulgent Genetics, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [ ● ] shares of its common stock (“Common Stock”), par value $0.0001 per share (the “Securities,” and such [ ● ] shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [ ● ] additional shares of its Securities (“Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

On the date hereof, the business of the Company is conducted through Fulgent Therapeutics LLC, a California limited liability company (“Fulgent Therapeutics”). Immediately prior to the Closing Date (as defined herein), Fulgent MergerSub, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), will merge with and into Fulgent Therapeutics, with Fulgent Therapeutics surviving the merger as the wholly-owned subsidiary of the Company. Following such merger, the Company will operate and control all of the business and affairs of Fulgent Therapeutics and, through Fulgent Therapeutics, will conduct its business. The foregoing transactions are collectively referred to herein as the “Reorganization Transactions” and the Company and Fulgent Therapeutics are collectively referred to herein as the “Fulgent Parties.”

As part of the offering contemplated by this Agreement, [ ● ] (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [ ● ] shares, for sale to the Company’s directors and officers and employees of Fulgent Therapeutics and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

2. Representations and Warranties of the Fulgent Parties. Each Fulgent Party jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-[ ● ]) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [ ● ]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“ERISA Affiliate” means, with respect to any Fulgent Party, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which such Fulgent Party is a member.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration

Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper, and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Fulgent Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [ ● ], 2016 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Fulgent Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Testing-the-Waters Communication. The Fulgent Parties (i) have not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) have not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Fulgent Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communication. The Fulgent Parties have not distributed any Written Testing-the-Waters Communication.

(h) Organization and Good Standing. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; Fulgent Therapeutics has been duly organized and is existing and in good standing under the laws of the State of California, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each of the Fulgent Parties is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Fulgent Parties (a “Material Adverse Effect”).

(i) Subsidiaries. Other than Fulgent Therapeutics and Merger Sub, the Company does not, directly or indirectly, own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity. All of the issued and outstanding capital stock of Merger Sub has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of Merger Sub is owned free from liens, encumbrances and defects. Merger Sub was formed solely for the purpose of effecting the Reorganization Transactions and has engaged in no business activities other than those incidental to its formation. Fulgent Therapeutics does not, directly or indirectly, own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity. Fulgent Therapeutics is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on capital stock, from repaying to the Company any loans or advances from the Company or from transferring any property or assets to the Company, except as described in or contemplated by the General Disclosure Package and the Final Prospectus.

(j) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of each Fulgent Party have been duly authorized; the authorized equity capitalization of each Fulgent Party is as set forth in the General Disclosure Package; all outstanding shares of capital stock of each Fulgent Party are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; there are no preemptive rights with respect to any capital stock in any Fulgent Party that have not been waived or satisfied; and none of the outstanding shares of capital stock of any Fulgent Party have been issued in violation of any preemptive or similar rights of any security holder.

(k) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any Fulgent Party and any person that would give rise to a valid claim against any Fulgent Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between any Fulgent Party and any person granting such person the right to require any Fulgent Party to file a registration statement under the Act with respect to any securities of any Fulgent Party owned or to be owned by such person or to require any such Fulgent Party to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Fulgent Party under the Act (collectively, “registration rights”), and any person to whom any Fulgent Party has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

(m) Listing. The Offered Securities have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.

(n) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Fulgent Party for the consummation of the Reorganization Transactions or the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(o) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, each Fulgent Party has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, each Fulgent Party holds any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Reorganization Transactions and this Agreement, and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Fulgent Party pursuant to, (i) the charter, by-laws, articles of organization or operating agreement of any Fulgent Party, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Fulgent Party or any of their respective properties, or (iii) any agreement or instrument to which any Fulgent Party is a party or by which any Fulgent Party is bound or to which any of the properties of any Fulgent Party is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Fulgent Party.

(q) Absence of Existing Defaults and Conflicts. None of the Fulgent Parties is in violation of its respective charter, by-laws, articles of organization or operating agreement or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Fulgent Parties.

(s) Possession of Licenses and Permits. Each of the Fulgent Parties possess, and are in compliance with the terms of, all certificates, registrations, authorizations, franchises, licenses, clearances, approvals, exemptions, accreditations, provider or supplier numbers and permits issued by all applicable authorities, including state, federal or foreign regulatory agencies or bodies, necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them (“Licenses”), including without limitation, all such Licenses required by the United States Food and Drug Administration or any component thereof (the “FDA”), the Centers for Medicare & Medicaid Services and/or by any other U.S., state, local or foreign government agency (collectively, the “Regulatory Agencies”). All such Licenses are in full force and effect and none of the Fulgent Parties is in violation of any term of such License in any material respect. Each of the Fulgent Parties has fulfilled and performed all of its respective material obligations with respect to the Licenses and, to the knowledge of such Fulgent Party, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any License. None of the Fulgent Parties has received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to any Fulgent Party, would individually or in the aggregate have a Material Adverse Effect. No Regulatory Agency has taken or is taking action to limit, suspend or revoke any Licenses of any of the Fulgent Parties in any material respect.

(t) Absence of Labor Dispute. No labor dispute with the employees of any Fulgent Party exists or, to the knowledge of any Fulgent Party, is imminent, and no Fulgent Party is aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers or contractors, which, in any case, would result in a Material Adverse Effect.

(u) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, each of the Fulgent Parties owns or has obtained valid and enforceable licenses for, or otherwise has the right to use or possess sufficient software, databases, trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus (i) to the knowledge of any Fulgent Party, there are no rights of third parties to any of the Intellectual Property Rights owned by any Fulgent Party; (ii) to the knowledge of any Fulgent Party, there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any Fulgent Party or third parties of any of the Intellectual Property Rights of any Fulgent Party; (iii) there is no pending or, to the knowledge of any Fulgent Party, threatened action, suit, proceeding or claim by others challenging any Fulgent Party’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and no Fulgent Party is aware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of any Fulgent Party, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and no Fulgent Party is aware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of any Fulgent Party, threatened action, suit, proceeding or claim by others that any Fulgent Party infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and no Fulgent Party is aware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by any Fulgent Party in their businesses has been obtained or is being used by any Fulgent Party in violation of any contractual obligation binding on any Fulgent Party in violation of the rights of any persons, except in each case covered by clauses (i) –

(vi) such as would not, if determined adversely to any Fulgent Party, individually or in the aggregate, have a Material Adverse Effect. Each of the Fulgent Parties has taken all reasonable steps in accordance with normal industry practice to protect and maintain the Intellectual Property Rights, including, without limitation, the execution of appropriate nondisclosure and invention assignment agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of, or payment of, and additional amounts with respect to, nor require the consent of, any other person regarding any Fulgent Party’s right to own or use any of the Intellectual Property Rights as owned or used in the conduct of each Fulgent Party’s business as currently conducted. To the knowledge of each Fulgent Party, no employee of any of the Fulgent Parties is the subject of any pending claim or proceeding involving a violation of any term of any employment contract, invention disclosure agreement, patent disclosure agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer, where the basis of such violation relates to such employee’s employment with any of the Fulgent Parties or actions undertaken by the employee while employed with any of the Fulgent Parties.

(v) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, (a) no Fulgent Party, (i) is or has been in violation of any statute, law, rule, regulation, judgment, order, decree or decision of any governmental agency or body or any court, domestic or foreign relating to the use, disposal or release of Hazardous Substance (as defined below) or relating to the protection of the environment or human exposure to Hazardous Substances (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of each Fulgent Party, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) no Fulgent Party (i) is subject to any pending proceeding pursuant to any Environmental Law in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, nor does any Fulgent Party know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of any Fulgent Party resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(w) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Pharma Split-Off and Reorganization”, “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock”, “Description of Capital Stock”, “Risk Factors—Regulatory Risks”, “Risk Factors—Intellectual Property Risks”, “Business—Intellectual Property” and “Business—Regulation”, insofar as such statements summarize legal matters, statutes, regulations, agreements, documents or proceedings discussed therein, are accurate and fairly present, in all material respects, such legal matters, statutes, regulations, agreements, documents or proceedings and present the information required to be shown.

(x) Absence of Manipulation. No Fulgent Party has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of any Fulgent Party to facilitate the sale or resale of the Offered Securities.

(y) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package is based on or derived from sources that each Fulgent Party reasonably believes to be reliable and accurate.

(z) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, each Fulgent Party and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Each Fulgent Party maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus, no Fulgent Party has publicly disclosed or reported to the Audit Committee, the Board or the manager of Fulgent Therapeutics, and within the next 135 days no Fulgent Party reasonably expects to publicly disclose or report to the Audit Committee, the Board or the manager of Fulgent Therapeutics, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(aa) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting any Fulgent Party or any of their respective properties that, if determined adversely to any Fulgent Party, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of any Fulgent Party to perform its respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of any Fulgent Party, contemplated.

(bb) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the entities indicated as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(cc) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of any Fulgent Party that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by any Fulgent Party on any class of its capital stock, and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of any Fulgent Party.

(dd) Investment Company Act. Each Fulgent Party is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section (3)(a)(62) of the Exchange Act (i) has imposed (or has informed any Fulgent Party that it is considering imposing) any condition (financial or otherwise) on any Fulgent Party’s retaining any rating assigned to any Fulgent Party or any securities of any Fulgent Party or (ii) has indicated to any Fulgent Party that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ff) Taxes. Each Fulgent Party has filed all material federal, state, local and foreign tax returns required to be filed or has requested extensions thereof in accordance with applicable law through the date of this Agreement. Each Fulgent Party has paid all material taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of such Fulgent Party), and no material tax deficiency has been, or could reasonably be expected to be, asserted against any Fulgent Party.

(gg) Insurance. Each Fulgent Party is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring any Fulgent Party or their respective businesses, assets, employees, officers and directors are in full force and effect; each Fulgent Party is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any Fulgent Party under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Fulgent Party has been refused any insurance coverage sought or applied for; no Fulgent Party has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Fulgent Parties have obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(hh) Anti-Corruption. No Fulgent Party nor any director or officer , nor, to the knowledge of any Fulgent Party, any affiliate, agent, employee or representative of such Fulgent Party, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each Fulgent Party has conducted their businesses in compliance with applicable anti-corruption laws and has instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ii) Anti-Money Laundering. The operations of each of the Fulgent Parties are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where each of the Fulgent Parties conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Fulgent Party with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of any Fulgent Party, threatened.

(jj) Economic Sanctions.

(i)	No Fulgent Party nor any director or officer thereof, nor, to the knowledge of such Fulgent Party, any agent, affiliate, employee or representative of such Fulgent Party, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)	No Fulgent Party will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)	For the past five years, the Fulgent Parties have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk) Compliance with Health Care Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, each Fulgent Party is, and has been for the past three years, in material compliance with, all health care laws applicable to such Fulgent Party or any of its respective services or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Stark Law (42 U.S.C. § 1395nn), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.), local, state and federal licensure laws, the regulations promulgated pursuant to such laws, and any other similar local, state or federal laws (collectively, the “Health Care Laws”). To the knowledge of the Fulgent Parties, none of the Fulgent Parties, or any of their respective officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program (collectively, the “Programs”). Neither of the Fulgent Parties has received any notice, correspondence or other communication, including notification of any pending or threatened claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any Regulatory Agency, of potential or actual non-compliance by, or liability of, any of the Fulgent Parties under any Health Care Laws, including, without limitation, FDA Form 483s, Warning Letters, untitled letters, or similar written correspondence from the FDA. To the knowledge of the Fulgent Parties, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Fulgent Parties under any Health Care Laws. Neither of the Fulgent Parties are party to or have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, neither the Fulgent Parties nor any of their employees, officers or directors has been excluded, suspended or debarred from participation in any Program or, to the knowledge of the Fulgent Parties, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. There have been no written notifications issued to customers regarding the failure of the tests to generate accurate and valid results, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) Clinical Studies. The tests, studies, and trials conducted by or on behalf of or sponsored by any of the Fulgent Parties were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws and standard medical and scientific research protocols, procedures, and controls; none of the Fulgent Parties has received any written notice, correspondence, or other written communication from any Regulatory Agency or any Institutional Review Board or comparable body requiring or threatening the termination, suspension, or material modification of any tests, studies, or trials, or commercial distribution, and to the knowledge of each such Fulgent Party, there are no reasonable grounds for the same. Each of the Fulgent Parties has obtained (or caused to be obtained) the informed consent of each human subject who participated in a test, study, or trial. None of the tests, studies, or trials involved any investigator who has been disqualified as a clinical investigator.

(mm) Participation in Third-Party Payor Programs. Each of the Fulgent Parties meet all applicable Program requirements and conditions of participation and are a party to valid participation or other agreements required for payment by such Programs and other third-party payor programs. There are no material suspensions, offsets or recoupments of any Program or third-party payor payments being sought, requested or claimed, or to the Company’s knowledge, threatened against any Fulgent Party. As of the date of this Agreement, none of the Fulgent Parties has received any written notice of denial of material payment, recoupment, or overpayment from any Program or other third-party payor in excess of $250,000. There is no Action pending or received or, to the knowledge of the Fulgent Parties, threatened, against any Fulgent Party which relates in any way to a violation of any legal requirement pertaining to the Programs or which could result in the imposition of material penalties, termination or the exclusion of any Fulgent Party from participation in any Programs.

(nn) Privacy and Security Compliance. Each of the Fulgent Parties has complied, and is presently in compliance in all material respects with its privacy policies and other legal and contractual obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by each of the Fulgent Parties of personally identifiable information and/or any other information collected from or provided by third parties. Each Fulgent Party has taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of each Fulgent Party. Each Fulgent Party has used commercially reasonable efforts to establish, and has established, commercially reasonable disaster recovery and security plans, procedures and facilities for each of their businesses, including, without limitation, for the information technology systems and data held or used by or on behalf of or for the Fulgent Parties. None of the Fulgent Parties has experienced a security breach or other compromise of, or relating to, any such information technology system or data requiring notice to any third party under applicable state or federal law.

(oo) ERISA Compliance. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which any Fulgent Party or any of its respective ERISA Affiliates would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (d) no Fulgent Party nor any of its respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA (other than contributions to the Plan or premiums to the Public Company Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) or (ii) Sections 412, 4971, 4975 or 4980B of the Code and (e) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to any Fulgent Party.

(pp) Stock Options. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from any Fulgent Party any shares of the capital stock of any Fulgent Party. The description of the Fulgent Parties’ stock option, stock bonus and other stock plans or arrangements (the “Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the General Disclosure Package and the Final Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (i) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary action, including, as applicable, approval by the Board (or a duly constituted and authorized committee thereof) or the manager of Fulgent Therapeutics, and any required stockholder or equityholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) was made in accordance with the terms of the applicable Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(qq) Reorganization Transactions. Each of the agreements relating to the Reorganization Transactions has been duly authorized by each of the Fulgent Parties and Merger Sub and, prior to the Closing Date, will be executed and delivered by each of the Fulgent Parties and Merger Sub, and, upon such execution and delivery, will constitute a valid and legally binding agreement of each of the Fulgent Parties and Merger Sub; and the consummation of the Reorganization Transactions has been duly authorized by the Board, the manager of Fulgent Therapeutics and the manager of Merger Sub and the equityholders of each Fulgent Party and Merger Sub, as applicable, and no other corporate proceedings on the part of any Fulgent Party or Merger Sub is required to authorize the Reorganization Transactions.

(rr) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of any Fulgent Party to alter the customer’s or supplier’s level or type of business with any Fulgent Party or (ii) a trade journalist or publication to write or publish favorable information about any Fulgent Party or its respective products.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ ● ] per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92627, at [ ● ] A.M., New York time, on [ ● ], or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each

Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Fulgent Parties. Each of the Fulgent Parties agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that, the Company shall not be required to (i) qualify as a foreign corporation in any such jurisdiction in which it is not already so qualified, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(h) Reporting Requirements. During the period of three (3) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(i) Payment of Expenses. The Fulgent Parties will, jointly and severally, pay all expenses incident to the performance of the obligations of the Fulgent Parties under this Agreement, including but not limited to the reasonable fees and expenses (including filing fees) incurred in connection with qualification of the Offered Securities for sale under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation and printing of blue sky memoranda relating thereto (including the related reasonable and documented fees and disbursements of counsel for the Underwriters), costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including (A) filing fees and (B) the fees and expenses of counsel for the Underwriters relating to such review, in the case of (B), up to $35,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of any Fulgent Party’s officers and employees and any other expenses of any Fulgent Party (including one-half of the cost of any aircraft chartered in connection with any road show with the remaining one-half of the cost of such aircraft to be paid by the Underwriters), fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and any other national or foreign exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(j) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k) Absence of Manipulation. No Fulgent Party will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of any Fulgent Party to facilitate the sale or resale of the Offered Securities.

(l) Restriction on Sale of Securities by the Fulgent Parties. For the period specified below (the “Lock-Up Period”), no Fulgent Party will, directly or indirectly, take any of the following actions with respect to the Securities or any securities convertible into or exchangeable or exercisable for any of the Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) issuances of Lock-Up Securities pursuant to the Reorganization Transactions, (B) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in the General Disclosure Package and the Final Prospectus, (C) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and described in the General Disclosure Package and the Final Prospectus, (D) issuances of Lock-Up Securities pursuant to the exercise of such options or (E) issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock pursuant to a bona fide merger, consolidation, acquisition of securities, businesses, property or other assets, joint venture, collaboration, licensing or strategic alliances or other similar transactions, provided that the aggregate number of shares of Common Stock that the Company may issue pursuant to clause (E) (including shares issuable upon conversion, exchange or exercise of other securities) shall not exceed 5% of the total number of shares of the Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and, provided further that, in the case of clauses (B), (D) and (E), the Company shall cause each recipient of such Lock-Up Securities or other securities to execute and deliver to the

Representatives, on or prior to such issuance, a lock-up agreement, substantially in the form of Exhibit B hereto, and in the case of clause (E), the Company shall issue stop-order instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable lock-up agreement. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m) Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

(o) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(p) Payment of Expenses Related to Directed Share Program. Each of the Fulgent Parties will, jointly and severally, pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(q) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of each of the Fulgent Parties herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by each of the Fulgent Parties of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Fulgent Party or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of any Fulgent Party which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of any Fulgent Party by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of any Fulgent Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of any Fulgent Party on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Fulgent Parties. The Representatives shall have received an opinion, dated such Closing Date, of (i) Morrison & Foerster LLP, counsel for the Fulgent Parties, in form and substance satisfactory to the Representatives, and (ii) Kleinfeld, Kaplan and Becker, LLP, regulatory counsel for the Fulgent parties, in form and substance satisfactory to the Representatives.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and each of the Fulgent Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of each of the Fulgent Parties and a principal financial or accounting officer of each of the Fulgent Parties in which such officers shall state that: the representations and warranties of such Fulgent Party in this Agreement are true and correct; such Fulgent Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of such Fulgent Party except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit B hereto from each executive officer, director, stockholder and other equityholder of the Fulgent Parties specified in Schedule C to this Agreement.

(h) Reorganization Transactions. The Reorganization Transactions shall have been duly consummated on the terms contemplated by this Agreement, the General Disclosure Package and the Final Prospectus, and the Representatives shall have received evidence that the Reorganization Transactions have been consummated as the Representatives may reasonably request.

Each Fulgent Party will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters by the Fulgent Parties. Each Fulgent Party will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Fulgent Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Fulgent Parties by any

Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

Each of the Fulgent Parties agrees, jointly and severally, to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of any Fulgent Party for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of the Fulgent Parties. Each Underwriter will severally and not jointly indemnify and hold harmless the Fulgent Parties, the directors of the Company and each of the Company’s officers who signs a Registration Statement and each person, if any, who controls any Fulgent Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Fulgent Party by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting” and the information contained in the fifteenth and sixteenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Fulgent Parties on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fulgent Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Fulgent Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fulgent Parties bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Fulgent Parties or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Fulgent Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8 (d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Fulgent Parties or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Fulgent Party or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Fulgent Parties will, jointly and severally, reimburse the Underwriters for all documented out-of-pocket expenses reasonably incurred by them (including reasonable fees and disbursements of counsel) in connection with the offering of the Offered Securities, and the respective obligations of the Fulgent Parties and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, and c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Equity Capital Markets and separately, General Counsel, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Fulgent Genetics, Inc., 4978 Santa Anita Avenue, Suite 205, Temple City, CA, 91780, Attention: Paul Kim; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Fulgent Parties acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between any of the Fulgent Parties, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising any of the Fulgent Parties on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Fulgent Parties following discussions and arms-length negotiations with the Representatives and the Fulgent Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Fulgent Parties have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to any of the Fulgent Parties by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Fulgent Parties waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to such Fulgent Party in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of such Fulgent Party, including equityholders, employees or creditors of such Fulgent Party.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each Fulgent Party hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Fulgent Party irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Waiver of Jury Trial. Each Fulgent Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Fulgent Parties one of the counterparts hereof, whereupon it will become a binding agreement among the Fulgent Parties and the several Underwriters in accordance with its terms.

Very truly yours,

FULGENT GENETICS, INC.

By
[Insert title]

FULGENT THERAPEUTICS LLC

By
[Insert title]

The foregoing Underwriting Agreement is hereby

  confirmed and accepted as of the date first above

  written.

Acting on behalf of themselves and as the

  Representatives of the several

  Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

PIPER JAFFRAY & CO.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased

Credit Suisse Securities (USA) LLC	[ ●	]

Piper Jaffray & Co.	[ ●	]

Raymond James & Associates, Inc.	[ ●	]

BTIG, LLC	[ ●	]

Total	[ ●	]

SCHEDULE B

1.     General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

A. [ ● ]

2.     Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

A. The initial price to the public of the Offered Securities.

B. [ ● ]

SCHEDULE C

Persons Delivering a Lock-Up Agreement

[•]

Exhibit A

Form of Press Release

Fulgent Genetics, Inc.

[Date]

Fulgent Genetics, Inc. (the “Company”) announced today that Credit Suisse and Piper Jaffray & Co., the lead book-running managers in the Company’s recent public sale of [ ● ] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [ ● ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [ ● ],20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

Form of Lock-Up Agreement

FULGENT DIAGNOSTICS, INC.

  4978 Santa Anita Avenue

    Suite 205

      Temple City, CA 91780

CREDIT SUISSE SECURITIES (USA) LLC,

PIPER JAFFRAY & CO.,

  As Representatives of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

c/o	Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for the common stock (the “Securities”) of Fulgent Diagnostics, Inc. and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities (including without limitation, any membership or equity interests in Fulgent Therapeutics LLC, including interests subject to profits threshold amounts (collectively, the “LLC Interests”)), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or the LLC Interests, whether any such aforementioned transaction is to be settled by delivery of the Securities, the LLC Interests or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Piper Jaffray & Co. (together, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities (including, without limitation, the LLC Interests).

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus (the “Prospectus”) used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The restrictions in this Lock-Up Agreement shall not apply to:

a)	the transfer, exchange or conversion of LLC Interests for Securities in connection with the Reorganization Transactions (as defined in the Underwriting Agreement) as described in the Prospectus; provided that any such Securities issued upon such transfer, exchange or conversion shall be Securities subject to the restrictions set forth herein;

b)	transactions relating to Securities acquired by the undersigned in the open market on or after the Public Offering Date; provided that no filing by the transferor under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such open market transactions (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

c)	the transfer of Securities or LLC Interests (i) to a family member of the undersigned or to a trust formed for the benefit of the undersigned or of a family member of the undersigned, (ii) by a bona fide gift, will or intestacy, (iii) if the undersigned is a corporation, partnership, limited liability company, investment fund or other business entity (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned, (B) to investment funds under common management with the undersigned or the limited partners, general partners or other principals of such funds or the undersigned or (C) as part of a disposition, transfer or distribution by the undersigned to its equity holders or (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause, (i) each donee, transferee or distributee agrees in writing with the Representatives to be bound by the terms of this Lock-Up Agreement prior to such transfer and no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); provided further any transfer pursuant to this clause shall not involve a disposition of value. For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin;

d)	the receipt by the undersigned from the Company of Securities upon the vesting of securities convertible into or exchangeable for Securities (including, without limitation, LLC Interests) or upon the exercise of options, in each case in accordance with their terms pursuant to an employee benefit plan, award or option disclosed in the Prospectus, provided that any such Securities issued upon such vesting or upon exercise of such option shall be Securities subject to the restrictions set forth herein;

e)	the transfer of Securities to the Company upon a vesting event of securities convertible into or exchangeable for Securities (including, without limitation, LLC Interests) or upon the exercise of options to purchase Securities, in each case in accordance with their terms pursuant to an employee benefit plan, award or option disclosed in the Prospectus, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period;

f)	the establishment of a trading plan pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities (including, without limitation, LLC Interests) may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period;

g)	the transfer of Securities or other securities convertible into or exchangeable for Securities (including, without limitation, LLC Interests) pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this agreement prior to such transfer; provided, further, that if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that such transfer was made pursuant to a qualified domestic order or divorce settlement; or

h)	the transfer of Securities or other securities convertible into or exchangeable for Securities (including, without limitation, LLC Interests) pursuant to a change of control (as defined below) of the Company after the Public Offering Date that has been approved by the independent members of the Company’s board of directors, provided that in the event that the change of control is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement.

For purposes of subsection (h) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Securities the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities or LLC Interests if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities or LLC Interests, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall automatically terminate and be of no further force and effect upon the earlier to occur of: (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering; (ii) the termination of the Underwriting Agreement before the closing of the Offering; (iii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Offering; or (iv) March 31, 2017, if the Underwriting Agreement has not been executed by that date; provided, however, that the Representatives and the Company may, by joint written notice to you prior to such date, extend such date for a period of up to three additional months. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Address:		Address:

33